Exhibit 99.1

Arbor Realty Trust Reports Third Quarter 2022 Results and Increases Dividend for Tenth Consecutive Quarter to $0.40 per Share

Company Highlights:

•	Diversified, annuity-based operating platform with a multifamily focus that generates strong distributable earnings and dividends in all cycles

•	GAAP net income of $0.36 per diluted common share
•	Distributable earnings of $0.56 per diluted common share[1], well in excess of our current dividend, representing a 71% payout ratio
•	Raised cash dividend on common stock to $0.40 per share, our 10th consecutive quarterly increase, representing a 33% increase over that time span
•	Strong liquidity position with ~$500 million in cash and liquidity and ~$375 million of restricted cash in replenishable CLO vehicles with a weighted average cost of 1.64% over benchmark rates[2]
•	Structured loan originations of $774.7 million and a portfolio of ~$15.00 billion
•	Agency loan originations of $1.11 billion and a servicing portfolio of ~$27.00 billion
•	Issued $287.5 million of 7.50% convertible senior notes primarily to repay existing debt

Uniondale, NY, November 4, 2022 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the third quarter ended September 30, 2022. Arbor reported net income for the quarter of $62.7 million, or $0.36 per diluted common share, compared to net income of $72.8 million, or $0.51 per diluted common share for the quarter ended September 30, 2021. Distributable earnings for the quarter was $105.1 million, or $0.56 per diluted common share, compared to $75.7 million, or $0.47 per diluted common share for the quarter ended September 30, 2021.1

Arbor Realty Trust Reports Third Quarter 2022 Results and Increases Dividend for Tenth Consecutive Quarter to $0.40 per Share

November 4, 2022	Page 2

Agency Business

Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended
	September 30, 2022	June 30, 2022
Fannie Mae	$629,610	$665,449
Freddie Mac	350,980	407,691
Private Label	35,671	83,346
FHA	78,382	78,364
SFR-Fixed Rate	16,678	34,334
Total Originations	$1,111,321	$1,269,184

Total Loan Sales	$1,082,136	$1,030,703

Total Loan Commitments	$1,464,235	$1,184,282

For the quarter ended September 30, 2022, the Agency Business generated revenues of $43.1 million, compared to $68.8 million for the second quarter of 2022. Gain on sales, including fee-based services, net on the GSE/Agency business (excluding private label and SFR) was $13.4 million for the quarter, reflecting a margin of 1.30%, compared to $16.2 million and 1.59% for the second quarter of 2022. Income from mortgage servicing rights was $17.6 million for the quarter (excluding $1.8 million related to the sale of $296.9 million of bridge loans), reflecting a rate of 1.51% as a percentage of loan commitments, compared to $17.6 million and 1.48% for the second quarter of 2022.

At September 30, 2022, loans held-for-sale was $543.9 million, with financing associated with these loans totaling $511.5 million.

Fee-Based Servicing Portfolio

The Company’s fee-based servicing portfolio totaled $27.07 billion at September 30, 2022 and excludes $127.1 million of private label loans originated that were not yet sold or securitized. Servicing revenue, net was $22.7 million for the quarter and consisted of servicing revenue of $37.5 million, net of amortization of mortgage servicing rights totaling $14.8 million.

Arbor Realty Trust Reports Third Quarter 2022 Results and Increases Dividend for Tenth Consecutive Quarter to $0.40 per Share

November 4, 2022	Page 3

	Fee-Based Servicing Portfolio ($ in thousands)
	As of September 30, 2022			As of June 30, 2022
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (years)
Fannie Mae	$18,331,457	0.521%	8.3	$18,600,196	0.526%	8.2
Freddie Mac	4,979,612	0.260%	9.5	4,805,068	0.264%	9.5
Private Label	2,075,791	0.200%	8.2	2,061,813	0.200%	8.4
FHA	1,136,684	0.149%	19.8	1,076,237	0.151%	19.5
Bridge	299,696	0.125%	2.3	-	-	-
SFR-Fixed Rate	241,887	0.200%	6.2	226,568	0.200%	6.3
Total	$27,065,127	0.424%	8.9	$26,769,882	0.436%	8.9

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $34.2 million for the fair value of the guarantee obligation undertaken at September 30, 2022. The Company recorded a $0.6 million net provision for loss sharing associated with CECL for the third quarter of 2022. At September 30, 2022, the Company’s total CECL allowance for loss-sharing obligations was $19.3 million, representing 0.11% of the Fannie Mae servicing portfolio.

Structured Business

Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended
	September 30, 2022		June 30, 2022
	UPB	%	UPB	%
Bridge:
Multifamily	$592,844	77%	$1,892,618	92%
SFR	163,851	21%	154,981	8%
	756,695	98%	2,047,599	100%
Mezzanine/Preferred Equity	17,970	2%	-	-%
Total Originations	$774,665	100%	$2,047,599	100%
Number of Loans Originated	52		91
SFR Commitments	$457,564		$185,201
Runoff	$911,790		$1,122,407

Arbor Realty Trust Reports Third Quarter 2022 Results and Increases Dividend for Tenth Consecutive Quarter to $0.40 per Share

November 4, 2022	Page 4

	Structured Portfolio ($ in thousands)
	As of September 30, 2022		As of June 30, 2022
	UPB	%	UPB	%
Bridge:
Multifamily	$13,455,073	90%	$13,663,343	91%
SFR	825,771	6%	653,814	5%
Other	337,682	2%	351,261	2%
	14,618,526	98%	14,668,418	98%
Mezzanine/Preferred Equity	335,003	2%	329,273	2%
SFR Permanent	36,114	<1%	36,120	<1%
Total Portfolio	$14,989,643	100%	$15,033,811	100%

At September 30, 2022, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $14.99 billion, with a weighted average current interest pay rate of 6.90%, compared to $15.03 billion and 5.49% at June 30, 2022. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 7.19% at September 30, 2022, compared to 5.82% at June 30, 2022.

The average balance of the Company’s loan and investment portfolio during the third quarter of 2022, excluding loan loss reserves, was $15.01 billion with a weighted average yield of 6.57%, compared to $14.63 billion and 5.26% for the second quarter of 2022. The increase in average yield was primarily due to increases in the benchmark index rates in the third quarter of 2022.

During the third quarter of 2022, the Company recorded a $1.0 million provision for loan losses associated with CECL. At September 30, 2022, the Company’s total allowance for loan losses was $122.3 million. The Company had four non-performing loans with a carrying value of $24.2 million, before related loan loss reserves of $5.1 million, compared to four loans with a carrying value of $25.2 million, before related loan loss reserves of $5.1 million at June 30, 2022.

Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at September 30, 2022 was $13.94 billion with a weighted average interest rate including fees of 5.33% as compared to $13.83 billion and a rate of 4.00% at June 30, 2022. The average balance of debt that finances the Company’s loan and investment portfolio for the third quarter of 2022 was $13.90 billion, as compared to $13.37 billion for the second quarter of 2022. The average cost of borrowings for the third quarter of 2022 was 4.49%, compared to 3.10% for the second quarter of 2022. The increase in average cost was due to increases in the benchmark index rates in the second and third quarters of 2022.

Arbor Realty Trust Reports Third Quarter 2022 Results and Increases Dividend for Tenth Consecutive Quarter to $0.40 per Share

November 4, 2022	Page 5

Capital Markets

The Company issued $287.5 million of 7.50% convertible senior notes due 2025 in a private placement, including the exercised initial purchaser’s over-allotment option of $37.5 million. The Company received proceeds totaling $279.3 million, net of discount and fees from this offering. The Company used the net proceeds to repay its $264.0 million of 4.75% convertible senior notes that matured in November 2022.

Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.40 per share of common stock for the quarter ended September 30, 2022. The dividend is payable on November 30, 2022 to common stockholders of record on November 18, 2022. The ex-dividend date is November 17, 2022.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 274-8461 for domestic callers and (203) 518-9783 for international callers. Please use participant passcode ABRQ322 when prompted by the operator.

A telephonic replay of the call will be available until November 11, 2022. The replay dial-in numbers are (800) 839-4568 for domestic callers and (402) 220-2681 for international callers.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Arbor Realty Trust Reports Third Quarter 2022 Results and Increases Dividend for Tenth Consecutive Quarter to $0.40 per Share

November 4, 2022	Page 6

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, in particular, due to the uncertainties created by the COVID-19 pandemic, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2021 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Notes

1.	During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last page of this release.
2.	Amounts reflect approximate balances as of October 31, 2022.

Contact:	Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com

Arbor Realty Trust Reports Third Quarter 2022 Results and Increases Dividend for Tenth Consecutive Quarter to $0.40 per Share

November 4, 2022	Page 7

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Consolidated Statements of Income - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Interest income	$259,778	$125,480	$627,804	$321,772
Interest expense	160,452	55,560	350,079	144,122
Net interest income	99,326	69,920	277,725	177,650

Other revenue:
Gain on sales, including fee-based services, net	14,360	16,334	32,526	86,102
Mortgage servicing rights	19,408	32,453	52,287	95,688
Servicing revenue, net	22,744	20,088	64,513	50,939
Property operating income	445	-	1,031	-
(Loss) gain on derivative instruments, net	(15,909)	(1,492)	10,083	(7,320)
Other income, net	(6,014)	2,195	(16,061)	4,140
Total other revenue	35,034	69,578	144,379	229,549

Other expenses:
Employee compensation and benefits	38,811	41,973	119,736	128,647
Selling and administrative	13,225	11,757	40,960	33,707
Property operating expenses	366	149	1,443	421
Depreciation and amortization	2,078	1,807	6,092	5,349
Provision for loss sharing (net of recoveries)	412	(3,272)	(2,199)	(1,070)
Provision for credit losses (net of recoveries)	2,274	(3,799)	9,700	(12,689)
Total other expenses	57,166	48,615	175,732	154,365

Income before extinguishment of debt, sale of real estate, income from equity affiliates, and income taxes	77,194	90,883	246,372	252,834
Loss on extinguishment of debt	(3,262)	-	(4,612)	(1,370)
Gain on sale of real estate	-	-	-	1,228
Income from equity affiliates	4,748	5,086	18,507	32,095
Benefit from (provision for) income taxes	374	(9,905)	(13,166)	(33,356)
Net income	79,054	86,064	247,101	251,431

Preferred stock dividends	10,342	4,913	30,612	13,216
Net income attributable to noncontrolling interest	6,002	8,347	19,811	26,806
Net income attributable to common stockholders	$62,710	$72,804	$196,678	$211,409

Basic earnings per common share	$0.37	$0.51	$1.21	$1.57
Diluted earnings per common share	$0.36	$0.51	$1.18	$1.56

Weighted average shares outstanding:
Basic	170,227,553	142,624,300	162,292,235	134,437,663
Diluted	205,865,016	160,270,905	195,529,340	152,691,461

Dividends declared per common share	$0.39	$0.35	$1.14	$1.02

Arbor Realty Trust Reports Third Quarter 2022 Results and Increases Dividend for Tenth Consecutive Quarter to $0.40 per Share

November 4, 2022	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Consolidated Balance Sheets

($ in thousands—except share and per share data)

	September 30,	December 31,
	2022	2021
	(Unaudited)
Assets:
Cash and cash equivalents	$389,651	$404,580
Restricted cash	922,531	486,690
Loans and investments, net (allowance for credit losses of $122,296 and $113,241)	14,791,426	11,981,048
Loans held-for-sale, net	543,876	1,093,609
Capitalized mortgage servicing rights, net	403,886	422,734
Securities held-to-maturity, net (allowance for credit losses of $2,090 and $1,753)	157,818	140,484
Investments in equity affiliates	84,047	89,676
Due from related party	24,740	84,318
Goodwill and other intangible assets	97,242	100,760
Other assets	346,912	269,946
Total assets	$17,762,129	$15,073,845

Liabilities and Equity:
Credit and repurchase facilities	$4,633,132	$4,481,579
Collateralized loan obligations	7,971,996	5,892,810
Senior unsecured notes	1,283,527	1,280,545
Convertible senior unsecured notes, net	346,040	259,385
Junior subordinated notes to subsidiary trust issuing preferred securities	142,933	142,382
Due to related party	5,564	26,570
Due to borrowers	67,472	96,641
Allowance for loss-sharing obligations	53,511	56,064
Other liabilities	303,948	287,885
Total liabilities	14,808,123	12,523,861

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,684	556,163
Special voting preferred shares - 16,293,589 and 16,325,095 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 and 8,050,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 171,523,808 and 151,362,181 shares issued and outstanding	1,715	1,514
Additional paid-in capital	2,105,909	1,797,913
Retained earnings	79,531	62,532
Total Arbor Realty Trust, Inc. stockholders’ equity	2,820,839	2,418,122
Noncontrolling interest	133,167	131,862
Total equity	2,954,006	2,549,984
Total liabilities and equity	$17,762,129	$15,073,845

Arbor Realty Trust Reports Third Quarter 2022 Results and Increases Dividend for Tenth Consecutive Quarter to $0.40 per Share

November 4, 2022	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Statement of Income Segment Information - (Unaudited)

(in thousands)

	Quarter Ended September 30, 2022
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Interest income	$249,539	$10,239	$-	$259,778
Interest expense	157,325	3,127	-	160,452
Net interest income	92,214	7,112	-	99,326

Other revenue:
Gain on sales, including fee-based services, net	-	14,360	-	14,360
Mortgage servicing rights	-	19,408	-	19,408
Servicing revenue	-	37,526	-	37,526
Amortization of MSRs	-	(14,782)	-	(14,782)
Property operating income	445	-	-	445
Loss on derivative instruments, net	-	(15,909)	-	(15,909)
Other income, net	1,763	(7,777)	-	(6,014)
Total other revenue	2,208	32,826	-	35,034

Other expenses:
Employee compensation and benefits	13,342	25,469	-	38,811
Selling and administrative	5,961	7,264	-	13,225
Property operating expenses	366	-	-	366
Depreciation and amortization	906	1,172	-	2,078
Provision for loss sharing (net of recoveries)	-	412	-	412
Provision for credit losses (net of recoveries)	2,206	68	-	2,274
Total other expenses	22,781	34,385	-	57,166

Income before extinguishment of debt, income from equity affiliates, and income taxes	71,641	5,553	-	77,194
Loss on extinguishment of debt	(3,262)	-	-	(3,262)
Income from equity affiliates	4,748	-	-	4,748
Benefit from income taxes	319	55	-	374
Net income	73,446	5,608	-	79,054
Preferred stock dividends	10,342	-	-	10,342
Net income attributable to noncontrolling interest	-	-	6,002	6,002
Net income attributable to common stockholders	$63,104	$5,608	$(6,002)	$62,710

(1) Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports Third Quarter 2022 Results and Increases Dividend for Tenth Consecutive Quarter to $0.40 per Share

November 4, 2022	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Balance Sheet Segment Information - (Unaudited)

(in thousands)

	September 30, 2022
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$119,793	$269,858	$389,651
Restricted cash	903,587	18,944	922,531
Loans and investments, net	14,791,426	-	14,791,426
Loans held-for-sale, net	-	543,876	543,876
Capitalized mortgage servicing rights, net	-	403,886	403,886
Securities held-to-maturity, net	-	157,818	157,818
Investments in equity affiliates	84,047	-	84,047
Goodwill and other intangible assets	12,500	84,742	97,242
Other assets	293,252	78,400	371,652
Total assets	$16,204,605	$1,557,524	$17,762,129

Liabilities:
Debt obligations	$13,866,114	$511,514	$14,377,628
Allowance for loss-sharing obligations	-	53,511	53,511
Other liabilities	253,390	123,594	376,984
Total liabilities	$14,119,504	$688,619	$14,808,123

Arbor Realty Trust Reports Third Quarter 2022 Results and Increases Dividend for Tenth Consecutive Quarter to $0.40 per Share

November 4, 2022	Page 11

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)

 ($ in thousands—except share and per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income attributable to common stockholders	$62,710	$72,804	$196,678	$211,409
Adjustments:
Net income attributable to noncontrolling interest	6,002	8,347	19,811	26,806
Income from mortgage servicing rights	(19,408)	(32,453)	(52,287)	(95,688)
Deferred tax (benefit) provision	(5,407)	6,256	(7,833)	10,692
Amortization and write-offs of MSRs	26,555	23,757	81,850	62,088
Depreciation and amortization	2,666	2,705	7,846	8,137
Loss on extinguishment of debt	3,262	-	4,612	1,370
Provision for credit losses, net	2,708	(9,867)	10,254	(18,210)
Loss on derivative instruments, net	22,925	1,492	18,472	1,484
Stock-based compensation	3,085	2,612	12,327	7,986
Loss on redemption of preferred stock	-	-	-	3,479
Distributable earnings(1)	$105,098	$75,653	$291,730	$219,553
Diluted distributable earnings per share(1)	$0.56	$0.47	$1.63	$1.44
Diluted weighted average shares outstanding(1) (2)	187,049,617	160,270,905	179,174,194	152,691,461

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

(2) Beginning in the first quarter of 2022, the diluted weighted average shares outstanding were adjusted to exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance. Excluding the effect of a potential conversion in shares until a conversion occurs is consistent with past treatment and other unrealized adjustments to distributable earnings. For the quarter and nine months ended September 30, 2022, the diluted weighted average shares outstanding excluded 18,815,399 and 16,355,146 of these potentially issuable shares, respectively.

The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.

The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, the tax impact on cumulative gains/losses on derivative instruments associated with Private Label loans sold during the periods presented, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below), amortization of the convertible senior notes conversion option (in comparative periods prior to 2022) and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.

The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.

Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.